Exhibit 99.1

Everbridge Announces a Recommended Cash Offer to Acquire UMS at NOK 1.37 Per Share

Burlington, Mass., February 14, 2018 – Everbridge Holdings Limited and Everbridge, Inc., the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running faster (NASDAQ: EVBG) (“Everbridge”), have on February 13, 2018 entered into a transaction agreement with the Board of Directors of Unified Messaging Systems ASA (“Unified Messaging Systems”) (Oslo Axess: UMS) whereby Everbridge will launch a voluntary cash offer (the “Offer”) to acquire the entire issued share capital of Unified Messaging Systems for NOK 1.37 per share in cash. The Offer values the total share capital of Unified Messaging Systems at approximately NOK 268 million (approximately USD $33.6 million) on a fully diluted basis.

“Unified Messaging Systems offers technology for alerting large international populations on mobile devices. This innovative technology is unique in the marketplace,” said Jaime Ellertson, Chairman and Chief Executive Officer of Everbridge. “The company will provide a new way for Everbridge to help keep people safe while also expanding our international footprint. This aligns extremely well with our strategy.”

“The proposed combination of Unified Messaging Systems and Everbridge will enable both companies to deliver a more comprehensive suite of solutions to a larger number of customers. The Board of Directors of Unified Messaging Systems has undertaken a careful review of the terms and conditions of the Offer. We believe the Offer recognizes the strategic value of Unified Messaging Systems and delivers an attractive cash premium to our shareholders,” said Reidar Fougner, Chairman of the Board of Directors of Unified Messaging Systems.

The offer price represents a 44.8% premium to Unified Messaging Systems’ closing share price on 13 February 2018 and a 48.1% and 46.2% premium to the 90 days and 180 days volume weighted average stock price on 13 February 2018, the last trading day prior to the announcement of the Offer, respectively.

Certain of Unified Messaging Systems’ largest shareholders, including Fougner Invest AS represented by the chairman Reidar Fougner and Kristianro AS represented by board member Eigil Stray Spetalen, have pre-accepted the Offer for all shares they own. In addition, Everbridge has received pre-acceptances from each of the Directors and executive management holding shares in Unified Messaging Systems to tender their shares in the Offer. The total number of shares subject to these pre-acceptances represent approximately 67.3% of Unified Messaging Systems’ issued share capital. In addition, Everbridge has entered into conditional purchase agreements with holders of 2,285,000 share options, whereby Everbridge will purchase these options at a price equal to the difference between the Offer price and the exercise price for the share options, subject to closing of the Offer. The aggregate purchase price for the purchase of all the outstanding options in Unified Messaging Systems is NOK 1,066,700 (approximately USD $134,000). These pre-acceptances and commitments to sell share options may be withdrawn by the shareholders and the option holders in the event a superior competing offer is launched and the Board of Directors of Unified Messaging Systems decides to recommend such competing offer as described below.

Under the terms of the Offer, Everbridge will make a voluntary offer to acquire the entire issued share capital of Unified Messaging Systems for NOK 1.37 per share in cash. The complete details of the Offer, including all terms and conditions, will be included in an offer document complying with the requirements of the Norwegian Securities Trading Act and which is expected to be distributed to Unified Messaging Systems shareholders in February 2018, following approval by the Oslo Stock Exchange. The Offer period will be two weeks, subject to extension, and settlement of the Offer is expected to take place during the first quarter of 2018.

The closing of the Offer is subject to satisfaction or waiver of customary closing conditions, inter alia including a minimum acceptance of at least 90% on a fully diluted basis or such lower percentage (not being less than 50%) of the issued Unified Messaging Systems shares as Everbridge determines, and no material adverse change having occurred in Unified Messaging Systems. The Offer is not subject to any financing condition or any regulatory approvals. Everbridge will finance the transaction with existing cash balances.

The offer document will include the recommendation of the Offer by the Board of Directors of Unified Messaging Systems. The Board of Directors of Unified Messaging Systems has the right to amend or withdraw its recommendation of the Offer in the event a superior competing offer is made that is not matched by Everbridge within four days of being provided with notice thereof. Any such amendment or withdrawal will permit Everbridge to withdraw from the Offer. Unified Messaging Systems has agreed to pay Everbridge a break-fee of NOK 12.5 million in the event that the recommendation of the offer issued by the Board of Directors of Unified Messaging Systems is withdrawn or amended, or the Offer lapses following the announcement of a competing offer that results in the acquisition of Unified Messaging Systems.

Everbridge does not own any shares in Unified Messaging Systems or other financial instruments that gives Everbridge a financial exposure similar to a shareholding in Unified Messaging Systems. Everbridge has not acquired any shares in Unified Messaging Systems during the last six months prior to this announcement.

Everbridge intends to make a compulsory acquisition of the remaining shares in Unified Messaging Systems upon acquiring not less than 90% of the shares in Unified Messaging Systems under the Offer. Further, upon such acquisition, Everbridge intends to propose to the general meeting of Unified Messaging Systems that an application is filed with the Oslo Stock Exchange to de-list the shares of Unified Messaging Systems.

Beringer Finance is acting as financial advisor and Advokatfirma DLA Piper Norway DA is acting as legal advisor to Everbridge.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running faster. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 3,500 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 2 billion messages in 2017, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global auto makers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Lansing, Orlando, Beijing, London, and Stockholm For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, and our goal to maintain market leadership and extend the markets in which we compete for customers. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to market and sell newly acquired products; the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we may acquire; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 23, 2017. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

About Unified Messaging Systems

Unified Messaging Systems ASA is a Norwegian technology company with international operations, headquartered in Oslo. The company has more than 1,200 customers worldwide reaching over 500 million people with its systems for public notifications. The company was founded in 1998 and is established as an industry leader within the area of critical communication and population alerting systems.

Important Notice:

THE OFFER WILL NOT BE MADE IN ANY JURISDICTION IN WHICH MAKING OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THIS ANNOUNCEMENT DOES NOT IN ITSELF CONSTITUTE AN OFFER. THE OFFER WILL ONLY BE MADE ON THE BASIS OF THE OFFER DOCUMENT AND CAN ONLY BE ACCEPTED PURSUANT TO THE TERMS OF SUCH DOCUMENT.

Media Contact:

Everbridge

Jeff Benanto, 781-373-9879

jeff.benanto@everbridge.com

Investor Contact:

ICR

Garo Toomajanian, 818-230-9712

ir@everbridge.com